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                                                             EXHIBIT 23.3


                       (LAHIVE & COCKFIELD LETTERHEAD)




                                 May 21, 1996


Board of Directors
StorMedia, Inc.
390 reed Street
Santa Clara, CA 95050

        Re:  Registration Statement on Form S-3 StorMedia Incorporated

Dear Ladies and Gentlemen:

        We consent to the use of our name wherever appearing in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission, on May 22, 1996 in connection with the registration under the Securities Act of 1933, as amended, of shares of your Class A Common Stock, including the Prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the Prospectus filed pursuant to Rule 462(b) under the Securities Act of 1933.

                                               Very truly yours,

                                               JAMES E. COCKFIELD for

                                               LAHIVE & COCKFIELD